Exhibit (c)(3) Presentation to the Special Committee of Directors Project Anchor September 2, 2022 STRICTLY PRIVATE AND CONFIDENTIAL

Table of Contents Section 1 Public Market Perspectives 4 Section 2 Financial Overview 9 Section 3 Preliminary Valuation Overview 17 Appendix A Supplemental Preliminary Valuation Materials 27 Appendix B Additional Supplemental Materials 40 PROJECT ANCHOR PRELIMINARY AND CONFIDENTIAL DRAFT 2

Morgan Stanley

Preliminary Overview of Consortium Proposal

- US$14.45 / Share offer price based on Consortium proposal received on August 4, 2022

EBITDA	Consensus	Management
2022	1,115	1,098
2023	1,248	1,416

$MM, unless otherwise stated

	Unaffected Share Price (as of Aug 4, 2022)	Current Consortium Proposal	Current Share Price (as of Aug 31, 2022)
Share / Offer Price	$11.57	$14.45	$14.35
% Prem. (Disc.) to Unaffected Price (8/4/22)	--	24.9%	24.0%
% Prem. (Disc.) to 30-day VWAP [1]	6.6%	33.2%	32.2%
% Prem. (Disc.) to 90-day VWAP [1]	(7.6%)	15.4%	14.6%
% Prem. (Disc.) to 52 Week High of $16.32 [1][2]	(29.1%)	(11.5%)	(12.1%)
FDSO [3]	286	287	287
Implied Equity Value	**$3,311**	**$4,147**	**$4,118**
(-) Cash [4]	(401)	(401)	(401)
(+) Total Debt (Excl. Operating Leases) [4]	5,714	5,714	5,714
Net Debt	**$5,314**	**$5,314**	**$5,314**
(+) Preferred Equity [4]	803	803	803
Implied Aggregate Value	**$9,427**	**$10,263**	**$10,234**
AV / EBITDA			
LTM Adjusted EBITDA of $1,162MM	8.1x	8.8x	8.8x
2022E Consensus EBITDA of $1,115MM [5]	8.5x	9.2x	9.2x
2023E Consensus EBITDA of $1,248MM [5]	7.6x	8.2x	8.2x

Source: Company Filings, Management Forecast as of August 2022, Capital IQ as of August 31, 2022, Bloomberg

Notes:

1. Based on market data as of unaffected date (August 4, 2022)
2. Based on 52-week closing price range
3. Includes 282MM basic shares outstanding, 3.1MM RSU, 0.5MM PSUs, 8.0MM outstanding options and other dilutive securities as provided by Anchor management on August 19, 2022. Assumes no dilution from exchangeable notes from $13.01 to $17.85 due to hedging from associated capped call; for share prices above $17.85, assumes additional dilution from exchangeable notes due to net share settlement
4. Cash, total debt and preferred equity balances as of June 30, 2022, per Company filings
5. Per Capital IQ as of August 31, 2022

PROJECT ANCHOR

PRELIMINARY AND CONFIDENTIAL DRAFT

3

SECTION 1 Public Market Perspectives 4

Morgan Stanley

Share Price Performance Over Time

Anchor's Share Price Performance Over Time

US$ / Share; As of August 4, 2017; 5 Years Prior to Unaffected Date

	$ Amount	Offer Premium / (Discount)[2]
Unaffected Share Price	$11.57	24.9%
30-Day VWAP[1]	$10.85	33.2%
90-Day VWAP[1]	$12.52	15.4%
52-Week High[1]	$16.32	(11.5%)



$24.00
$21.00
$18.00
$15.00
$12.00
$9.00
$6.93
$6.00
$3.00
$0.00
MM
14.0
12.0
10.0
8.0
6.0
4.0
2.0
0.0
1/8/2018 Bing Chen appointed as President and CEO, and given a board seat
3/14/2018 Seaspan acquires GCI
5/31/2018 Seaspan announces additional Fairfax Financial investment
5/16/2019 Seaspan announces closing of $1Bn portfolio financing program
11/21/2019 Seaspan announces definitive bid to acquire APR Energy for $750MM
2/28/2020 Seaspan closes acquisition of APR Energy and rebrands as Anchor
1/11/2021 Graham Talbot appointed as CFO after prior CFO resigns
3/23/2021 Anchor signals to public its intention to seek further acquisition opportunities
9/1/2021 Seaspan announces order option for five 7,000 dual-fuel LNG newbuild vessels
3/30/2022 Fairfax notifies Anchor of its intention to exercise warrants to purchase 25MM shares
8/4/2022 A consortium formed by Fairfax, the Washington Family, David Sokol, and Ocean Network Express announces bid for remaining 32% common stake in Anchor not owned by consortium members
Consortium Offer: $14.45
Today: $14.35, +107%(3)
Unaffected(1): $11.57, +67%(3)
Aug-17
Feb-18
Aug-18
Feb-19
Aug-19
Feb-20
Aug-20
Feb-21
Aug-21
Feb-22
Aug-22
Anchor
Volume
Key Development
Earnings Beat
Earnings Miss

Source: Capital IQ, Bloomberg as of August 31, 2022

Notes:
1. Performance as of the unaffected date of August 4, 2022, the trading day before the proposed takeover announcement; VWAPs represent the number of trading days prior to the unaffected date; 52-week represents 52-week high close price
2. To Consortium offer price of $14.45
3. Performance since August 4, 2017

PROJECT ANCHOR

PRELIMINARY AND CONFIDENTIAL DRAFT

5

Anchor Share Price Trading Ranges Anchor YTD Daily VWAP as of August 4, 2022 • Anchor has traded in Observations Count: 148 excess of the $14.45 Consortium offer price ~28% approximately 30% of the 20.0% time YTD 18.2% 18.0% 16.2% 16.2% 16.0% 14.0% 12.8% 12.8% 12.2% 11.5% 12.0% 10.0% 8.0% 6.0% 4.0% 2.0% 0.0% Under $11.00- $12.00- $13.00- $14.00- $14.45- Over $11.00 $11.99 $12.99 $13.99 $14.45 $14.99 $15.00 Above Consortium Offer PROJECT ANCHOR PRELIMINARY AND CONFIDENTIAL DRAFT 6

Anchor’s Share Price Performance vs. Select Peers (1) Performance Over Time Anchor Share Price Performance vs. Select Peers and the S&P 500 1-Year 3-Year 5-Year Indexed to 100 as of August 4, 2017; 5 Years Prior to Unaffected Date MM Anchor (12%) 20% 67% (2) 300.0 16.0 10% 153% 86% Cont. Lessors (3) 5% 66% 53% Other Lessors S&P 500 (6%) 42% 68% 14.0 250.0 12.0 Today: (4) 200.0 $14.35, +107% 10.0 (1) Unaffected : (4) $11.57, +67% 150.0 8.0 6.0 100.0 $6.93 4.0 50.0 2.0 0.0 0.0 Aug-17 Feb-18 Aug-18 Feb-19 Aug-19 Feb-20 Aug-20 Feb-21 Aug-21 Feb-22 Aug-22 (1) (2) Anchor Volume Containership Lessors Other Lessors S&P 500 Source: Capital IQ as of August 31, 2022 Notes: 1. Performance as of the unaffected date of August 4, 2022, the trading day before the proposed takeover announcement 2. Containership lessors include Costamare, Danaos, Global Ship Lease and SFL Corporation 3. Other lessors include GATX, AerCap, Triton, and Textainer 4. Performance since August 4, 2017 PROJECT ANCHOR PRELIMINARY AND CONFIDENTIAL DRAFT 7

Morgan Stanley

Anchor Broker Price Targets

Recent Broker Price Targets

Per Bloomberg

	Prior to Unaffected Date - Per Bloomberg as of 8/3 (1)					Today - Per Bloomberg as of 8/31 (2)				
Broker	Date	Rec	Broker Target Price ($)	Prem/(Disc) to Current (%)(3)	Prem/(Disc) to Unaffected (%)(3)	Date	Rec	Broker Target Price ($)	Prem/(Disc) to Current (%)(3)	Prem/(Disc) to Unaffected (%)(3)
Broker 1	2/8/2022	Buy	$21.00	46.3%	81.5%	2/8/2022	Buy	$21.00	46.3%	81.5%
Broker 2	2/17/2022	Buy	$20.00	39.4%	72.9%	2/17/2022	Buy	$20.00	39.4%	72.9%
Broker 3	7/19/2022	Buy	$20.00	39.4%	72.9%	8/10/2022	Buy	$16.00	11.5%	38.3%
Broker 4	5/12/2022	Buy	$17.00	18.5%	46.9%	8/10/2022	Hold	$14.45	0.7%	24.9%
Broker 5	7/18/2022	Hold	$10.50	(26.8%)	(9.2%)	8/10/2022	Hold	$14.45	0.7%	24.9%
Broker 6	5/12/2022	Hold	$16.00	11.5%	38.3%					
Broker Target Price Median			**$18.50**	**28.9%**	**59.9%**			**$16.00**	**11.5%**	**38.3%**
Broker Target Price Mean			**$17.42**	**21.4%**	**50.5%**			**$17.18**	**19.7%**	**48.5%**
Current Target Prices Median (3)								**$14.45**	**0.7%**	**24.9%**
Current Target Prices Median (4)								**$14.97**	**4.3%**	**29.4%**

Recent Broker Commentary

- Continually encouraged by management's ability to build a highly contracted business model
- Recognize Anchor's young asset fleet and ongoing optimization efforts
- Several factors have contributed to the recent share price including strong Q2 results with volume growth driven by a strong spot market
- Concerns over further deterioration in the market and the sustainability of elevated spot market activities

Evolution of Broker Recommendations for Anchor(1)


Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug
$20 $18 $16 $14 $12 $10 $8 $6 $4 $2 $0
15.20
11.82
Buy
Hold
Sell
Share Price ($ / sh.)
12M Target Price (5) ($ / sh.)

Source: Bloomberg

Notes:

1. Included broker data as of August 3, 2022 as some brokers published updates on August 4, 2022 following Consortium's offer. As of August 3, 2022, 6 out of 8 broker target prices were available in Bloomberg
2. As of August 31, 2022, 5 out of 8 broker target prices were available in Bloomberg,1 other broker (Broker 6) target price was withheld, and 2 other brokers' target prices were not available
3. Current share price of $14.35, based on market data as of August 31, 2022; Unaffected share price of $11.57, based on market data as of August 4, 2022
4. Reflects target prices published post offer announcement from the Consortium
5. 12M target price takes the average target price for reports that provide a 12-month price target and were made available within the last 3 months

PROJECT ANCHOR

PRELIMINARY AND CONFIDENTIAL DRAFT

8

SECTION 2 Financial Overview 9

Morgan Stanley

Key Forecast Assumptions | Seaspan Model (Management Case)

Vessel Useful Life
- 25 years for conventional ships
- 30 years for LNG ships

Rates[1]
- MSI Base curve at 15% discount for existing fleet and newbuild fleet; curve inflated by quarterly inflation beginning in Q2 2024
- MSI curve at 22% discount for replacement fleet 12k TEU vessels
- Assumes IHS global inflation forecasts from 2022-2037 (average inflation of 2.7% through period)
- 25% premium applied to MSI rates for LNG dual-fuel vessels

Replacement Fleet
- Assumes 12k TEU vessel class are purchased to grow tonnage by global real GDP growth starting in 2026 through 2035
- Assumes following IHS global real GDP growth rates:

Year	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E	2036E	2037E
Growth %	3.0%	2.9%	2.8%	2.8%	2.8%	2.7%	2.7%	2.6%	2.6%	2.6%	2.5%	2.5%

Utilization Rate
- Contracted utilization: 98.9%
- Spot utilization: 98.9%

Residual Value
- $/LWT = $350 in 2021, inflated thereafter
- Assumes purchase obligations and options exercised by charterer; all other vessels scrapped

SG&A
- 2022 ship G&A budget inflation inflated through 2024; grown at 1.1% of revenue thereafter
- Q4 2022 budget Corp G&A inflated by quarterly inflation thereafter

Working Capital
- Days' sales outstanding: 7 days
- Prepaid expenses: 35 days
- Lease receivables: 3 days
- Days' payable outstanding: 85 days
- Other long-term liabilities: 17 days
- Deferred revenue liability: 5 days

Capex Assumptions
- Drydocking capex every five years (four times per lifetime)
- Newbuild capex: purchase prices based on set contracts in place for 74 newbuild ships

Taxes
- 0% effective tax rate

Depreciation
- Straight-line depreciation; 5-year useful life for drydocking depreciation

Source: Management Forecast as of August 16, 2022
Notes
1. MSI data provided by Company Management as of June 28, 2022

PROJECT ANCHOR
PRELIMINARY AND CONFIDENTIAL DRAFT
10

Morgan Stanley

Financial Summary | Seaspan Segment

Management Forecast as of August 2022

Revenue

$MM


% Growth:
NA 19% 4% 16% 28% 9% (4%) (1%) 3% 4% 2% 4% 3% 4% 2% 3% 2% 3%
1,223 1,460 1,524 1,773 2,271 2,486 2,385 2,360 2,420 2,514 2,566 2,659 2,748 2,850 2,909 2,995 3,070 3,162
2020A 2021A 2022E 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E 2035E 2036E 2037E

EBITDA [(1)]

$MM


% Margin:
65% 67% 69% 73% 78% 79% 78% 77% 77% 76% 76% 76% 76% 76% 76% 76% 77% 76%
796 978 1,056 1,292 1,776 1,966 1,867 1,820 1,854 1,921 1,951 2,016 2,086 2,158 2,205 2,283 2,352 2,407
2020A 2021A 2022E 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E 2035E 2036E 2037E

Capex

$MM


% Margin:
69% 115% 128% 158% 110% 20% 30% 30% 31% 32% 38% 34% 43% 36% 47% 59% 59% 28%
848 1,679 1,950 2,801 2,498 493 720 696 754 807 987 913 1,194 1,036 1,376 1,772 1,821 878
2020A 2021A 2022E 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E 2035E 2036E 2037E

Source: Management Forecast as of August 16, 2022

Notes:

1. EBITDA is burdened by operating lease expenses

PROJECT ANCHOR

PRELIMINARY AND CONFIDENTIAL DRAFT

11

Historical and Forecasted Charter Rates Historic and Forward-Looking Charter Rates $(000)s per day (1) (2) Projections Historical 180 2,500 TEU 4,500 TEU 12,000 TEU 2,500 TEU 4,500 TEU 12,000 TEU (1) (1) (1) Forecast Forecast Forecast 160 2,500 TEU Model 4,500 TEU Model 12,000 TEU Model 140 120 100 80 60 40 20 0 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 Historical TEU 2013 2014 2015 2016 2017 2018 2019 2020 2021 1H 2022 2,500 6.8 7.2 9.1 6.1 8.1 10.3 9.3 10.1 46.4 77.6 4,500 8.6 8.8 12.0 5.3 7.7 11.2 11.3 14.1 64.8 113.8 (1) Historical 10,000 39.0 34.3 34.0 19.0 19.6 22.4 30.7 29.6 93.9 163.6 12,000 48.1 44.8 43.4 32.3 26.9 30.4 36.7 36.0 99.7 170.4 (2) Projections TEU 2H 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 (1) 60.5 36.7 13.5 13.9 2,500 Forecast Model 2,500 56.1 31.5 12.3 11.7 12.1 12.4 12.7 13.0 13.4 13.7 (1) 4,500 93.4 49.8 18.2 18.7 Forecast Model 4,500 76.8 40.4 16.3 15.5 15.9 16.3 16.8 17.2 17.7 18.1 (1) 10,000 142.9 80.0 31.3 31.8 Forecast Model 10,000 118.7 76.2 39.5 40.4 41.5 42.6 43.7 44.8 46.0 47.2 (1) 12,000 150.2 83.8 37.2 37.7 Forecast Model 12,000 107.8 65.8 33.2 34.1 34.9 35.9 36.8 37.8 38.7 39.7 Source: Leading Market Forecasting Consultant, Company Corporate Development Model Notes 1. “Historical” and “Forecast” rates provided by leading market forecasting consultant as of August 31, 2022 2. “Model” projections based on model assumptions provided by Anchor management; data as of June 28, 2022 PROJECT ANCHOR PRELIMINARY AND CONFIDENTIAL DRAFT 12

Utilization Rate Benchmarking (1) Seaspan Utilization Rate vs. Select Peers Utilization Rate (%); Since Q1 2013 100% 99.9% 99.4% 98.3% 98% 96% 95.5% 94% 92% 90% 88% Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 '13 '13 '13 '13 '14 '14 '14 '14 '15 '15 '15 '15 '16 '16 '16 '16 '17 '17 '17 '17 '18 '18 '18 '18 '19 '19 '19 '19 '20 '20 '20 '20 '21 '21 '21 '21 '22 '22 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 Global Ship Lease Seaspan Costamare Danaos Seaspan Yearly Utilization Rate 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 YTD Seaspan Average Yearly 98.0% 99.0% 98.5% 96.0% 95.7% 97.9% 98.9% 98.4% 98.7% 98.4% Utilization Rate Source: Company Filings Notes: 1. Costamare data available on an annual basis through 2021, and averages were implied on a quarterly basis. No public data available for SFL. Latest publicly available data as of August 31, 2022 PROJECT ANCHOR PRELIMINARY AND CONFIDENTIAL DRAFT 13

Projected Seaspan Revenue and Revenue Less Opex Breakdown Over the Forecast Period (1) Revenue Breakdown $MM per year 3,070 3,162 2,995 2,909 2,850 2,748 2,659 2,566 2,514 2,486 2,420 2,385 2,360 2,271 791 573 665 971 1,186 455 366 267 197 130 341 64 1,773 47 598 1,524 841 1,109 14 1,270 1,339 1,391 1,471 1,492 1,519 1,669 1,765 2,224 1,741 2,145 1,759 1,787 1,524 1,455 1,181 1,046 961 902 822 785 725 535 333 236 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 Existing and Newbuild Fleet – Contracted Existing and Newbuild Fleet – Spot Replacement Fleet - Spot Relative Split Existing and Newbuild 100% 99% 98% 86% 75% 62% 49% 42% 37% 34% 30% 28% 25% 18% 11% 7% Fleet – Contracted Existing and Newbuild 0% 1% 2% 14% 25% 36% 46% 51% 52% 52% 54% 52% 52% 56% 58% 55% Fleet – Spot Replacement Fleet - 0% 0% 0% 0% 0% 3% 5% 8% 10% 14% 17% 20% 23% 26% 32% 37% Spot (1) Revenue Less OpEx Breakdown $MM per year 2,511 2,453 2,382 2,301 2,252 2,177 2,105 2,059 2,037 2,005 1,946 1,936 1,906 1,900 606 742 909 442 511 351 284 245 154 207 34 102 50 1,482 435 1,259 617 12 831 960 1,020 1,062 1,132 1,148 1,175 1,313 1,397 1,872 1,366 1,814 1,512 1,470 1,259 1,233 1,003 891 810 759 694 662 616 463 314 236 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 Existing and Newbuild Fleet – Contracted Existing and Newbuild Fleet – Spot Replacement Fleet - Spot Relative Split Existing and Newbuild 100% 99% 98% 88% 78% 65% 52% 44% 40% 36% 32% 29% 27% 19% 13% 9% Fleet – Contracted Existing and Newbuild 0% 1% 2% 12% 22% 32% 43% 48% 50% 50% 52% 51% 51% 55% 57% 54% Fleet – Spot Replacement Fleet – 0% 0% 0% 0% 0% 3% 5% 8% 10% 13% 16% 20% 22% 25% 30% 36% Spot Source: Company Financials Notes 1. Revenue less OpEx does not include the impact of dry-docking expenses PROJECT ANCHOR PRELIMINARY AND CONFIDENTIAL DRAFT 14

Morgan Stanley

Key Forecast Assumptions | APR Model (Management Case)

Fleet

- 30 existing units
- New fleet of 13 units fully online by 2024
  - Assumes 62% deployment in 2023 with 100% thereafter
- Average price per month of $600K and contract length of 24 months

New Fleet Deployment

New Fleet Deployment	2022	2023	2024	2025	2026
Spend Profile	-	61.5%	38.5%	-	-
Active New Turbines	-	8	5	-	-
In-Service Date	-	1/1/2023	4/1/2024	-	-
% of Year	-	100%	75%%	100%	100%

Utilization / Mobilization

- 75% projected utilization
- Average of 2 mobilization for existing fleet and 1 mobilization for new fleet
  - 4 units per mobilization for existing and new fleet
- Between February 2022 and May 2022, 14 out of 30 units were decommissioned out of Argentina

Costs

- Annual G&A expense of $47MM through forecast period; includes ~$5MM of allocated G&A expense due to shared services
- Average operating lease expense of $3MM for existing fleet and $1.5MM for new fleet per annum
- Average mobilization cost per unit of $1.6MM for new and existing fleet; average demobilization cost per unit of $1.6MM for new and existing fleet

Capital Requirements

- 455MW required for new fleet at cost of $485K per MW
- Proceeds from diesel sale of $11MM in 2023

Source: Management Forecast as of August 30, 2022

PROJECT ANCHOR

PRELIMINARY AND CONFIDENTIAL DRAFT

15

Financial Summary | APR Segment Management Forecast as of August 2022 Revenue $MM % Growth: NA (6%) (42%) 90% 10% 3% 0% 232 232 225 205 198 186 108 2020A 2021A 2022E 2023E 2024E 2025E 2026E (1) EBITDA $MM % Margin: 64% 73% 39% 60% 62% 63% 63% 146 146 141 136 127 123 42 2020A 2021A 2022E 2023E 2024E 2025E 2026E Capex $MM % Margin: 9% 16% 20% 77% 50% 12% 12% 157 112 30 29 29 22 18 2020A 2021A 2022E 2023E 2024E 2025E 2026E Source: Management Forecast as of August 30, 2022 Notes: 1. EBITDA is burdened by operating lease expenses PROJECT ANCHOR PRELIMINARY AND CONFIDENTIAL DRAFT 16

SECTION 3 Preliminary Valuation Overview 17

Morgan Stanley

Defining the Universe of Publicly-Traded Peers Relevant for Anchor

Anchor

	seaspan		APR ENERGY	
	Containership Lessors	**Other Lessors**	**Specialty Rental**	**General Rental**
Preliminary Peer Set	COSTAMARE INC. GLOBAL SHIP LEASE danaos SFL	GATX AERCAP TRITON Textainer GROUP HOLDINGS LIMITED	McGRATH RentCorp WILLSCOT • MOBILE MINI HOLDINGS CORP WILLSCOT | mobile mini	United Rentals HercRentals™ Ashtead group H&E Equipment Services
Attributes	✓ Own and charter vessels that are underpinned by longer term customer contracts ✓ Same end-market drivers and cyclicality ✓ Comparable asset life ✓ Overlapping customer concentration and universe ✓ Predictable cash flows ❖ Less distinguished counterparties X Less favorable scale (Seaspan ~4x the next largest competitor) X Worse newbuild growth profile and current fleet of older, lower quality vessels (Seaspan's fleet is ~6 years younger on average) X Different risk and return profile with shorter term contracts and more spot market exposure	✓ Essential transportation infrastructure assets ✓ Market-leading leasing suppliers ✓ Ability to out-grow and out-earn smaller peers ✓ Barriers to entry and strong benefit to scale ❖ Strong customer credit quality X Shorter term contracts (except for AerCap) with different asset lifecycle X Shorter asset order cycle and replacement cycle X Different end market drivers	✓ Niche operators offering capacity for specific use cases ✓ Diversified end markets and flexible go-to-market strategy ✓ Ability to serve a wide range of geographies X More predictable revenue growth X Weaker EBITDA margin profile than APR X Operate in a more competitive environment	✓ Ability to capitalize on ongoing secular shift towards rental over ownership ✓ Similar utilization rate of assets ✓ Ability to bundle equipment rentals X More diversified rental offering with larger focus on construction X Growth profile more tied to economy versus special situations X Worse margin profile than APR

✓ Greater relevance
X Lesser relevance

PROJECT ANCHOR
PRELIMINARY AND CONFIDENTIAL DRAFT
18

Morgan Stanley

Seaspan Benchmarking Vs. Peers

	seaspan(1)	COSTAMARE INC.	danaos	SFL	GLOBAL SHIP LEASE
Fleet Size (including newbuilds)	194 Containerships	76 Containerships 45 Dry Bulk	77 Containerships	34 Containerships, 18 Tanker, 2 Energy, 6 Car Carriers, 15 Dry Bulk	65 Containerships
Age of Fleet (years)	4.9 (2)	11.1	13.3	10.9	14.9
Total TEU (000s) (including newbuilds)	~2,000	643	485	320	342
Average TEU Vessel (000s) (including newbuilds)	10.3	8.5	6.3	9.4	5.3
Newbuild TEU (000s)	847	85.4	46	n/a	n/a
Avg. Newbuild TEU Vessel (000s)	12.1	14.2	7.7	n/a	n/a
Vessel Utilization (%)	98.3%	99.3%	99.9%	n.m.	95.5%
% of Fleet under Long Term Contracts	99.6%	95.0%	80.0%	83.0%	n.m.
Average Length of Remaining Contracts	7.9	4.0	3.6	6.5	2.6
Gross Contracted Cash Flow and Backlog	18.9 (2)	3.3	2.3	3.7	1.9
Vessel Daily Opex(3)	$6,766	$5,896	$5,986	n.m.	$6,707
Revenue Growth ('19-'21)	13.6%	28.8%	24.2%	5.7%	23.7%
Revenue Growth ('21-'23)	10.2%	19.3%	16.1%	12.5%	24.9%
EBITDA Growth ('19-'21)	17.0%	30.6%	22.2%	4.6%	22.7%
EBITDA Growth ('21-'23)	14.9%	20.3%	27.3%	12.4%	37.3%
2023E EBITDA Margin	72.9%	68.2%	77.6%	67.4%	71.0%
Key Customers	 6% 6% 24% ONE 17% 16% ZIM 13% 9% 9%	 Others 5% 6% 6% 28% 10% 12% 18% ZIM 15%	 5% 4% 5% 22% 5% 6% ZIM 7% 15% 13% 15%	 7% 11% 12% 54% 16% Container Tanker Energy Car Carrier Dry Bulk	 4% Other 8% 5% 31% 6% 8% ZIM 9% 29%

Source: Latest company disclosures, including investor presentations, annual reports, and investor days; Clarksons; Capital IQ for forward growth and EBITDA estimates

Notes:

1. Seaspan data as of latest corporate development model
2. Average Age of Fleet and Gross Contracted Cash Flow and Backlog for Seaspan includes newbuilds
3. Based on FY2021 reported daily opex

PROJECT ANCHOR

PRELIMINARY AND CONFIDENTIAL DRAFT

19

Seaspan Peer Trading Multiples (1) AV / NTM EBITDA Last 10 Years; x (2) 15.0x AV / NTM EBITDA Performance Over Time Cont. Other Average Anchor Lessors Lessors (1) Current 7.8x 4.3x 10.2x 3Y 7.6x 5.9x 8.9x 12.0x 5Y 7.5x 6.9x 8.7x 10Y 8.3x 7.9x 8.9x 10.2x 9.0x (1) 7.8x 6.0x 4.3x 3.0x 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 C A ont nchor ainership Les Cont sor aisnership Les Ostor her s LessorO s ther Lessor As nchor Source: Capital IQ, Thomson Consensus Estimates Notes: 1. Market data as of August 31, 2022. Containership Lessors include Costamare, Danaos, Global Ship Lease, and SFL Corporation; Other Lessors include Aercap, GATX, Triton, and Textainer; Triton data shown post listing on July 12, 2017. Anchor data as of August 4, 2022, reflecting the unaffected trading day before the proposed takeover 2. Represents, 3-year, 5-year, and 10-year average of the median over the period prior to August 4, 2022 (Anchor’s unaffected trading date) PROJECT ANCHOR PRELIMINARY AND CONFIDENTIAL DRAFT 20

APR Peer Trading Multiples (1) AV / NTM EBITDA Last 10 Years; x (2) 15.0x AV / NTM EBITDA Performance Over Time Average Anchor Specialty General (1) Current 7.8x 10.6x 4.9x 3Y 7.6x 9.8x 5.8x 12.0x 5Y 7.5x 9.5x 5.7x 10Y 8.3x 8.1x 5.8x 10.6x 9.0x (1) 7.8x 6.0x 4.9x 3.0x 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 Anchor SpecialS ty pecialty RG ent ener al al Gener Anal chor Rental Source: Capital IQ, Thomson Consensus Estimates Notes: 1. Market data as of August 31, 2022. Specialty Rental includes WillScot Mobile and McGrath Rental; General Rental includes United Rentals, Ashtead Group, H&E Equipment, and Herc Holdings; Herc Holdings data shown post listing on July 1, 2016, WillScot Mobile data shown post listing on November 30, 2018. Anchor data as of August 4, 2022, reflecting the unaffected trading day before the proposed takeover 2. Represents, 3-year, 5-year, and 10-year average of the median over the period prior to August 4, 2022 (Anchor’s unaffected trading date) PROJECT ANCHOR PRELIMINARY AND CONFIDENTIAL DRAFT 21

Preliminary Standalone Valuation Summary | Seaspan Segment Based on Seaspan Management Forecast as of August 2022 (1) Implied Aggregate Value ($MM) (2) Discounted Cash Flow Analysis Financial Projections through 2037, Perpetuity Growth Rate of 0.0% - 2.0%, $8,875 $12,050 WACC of 7.0% - 7.7% (2) Comparable Companies Analysis $8,450 $9,500 AV / 2022E EBITDA ($1,056MM): 8.0x - 9.0x $9,050 $10,350 AV / 2023E EBITDA ($1,292MM): 7.0x - 8.0x (3) Precedent Transactions Analysis $8,400 $9,450 AV / LTM EBITDA ($1,051MM): 8.0x - 9.0x $6,000 $8,000 $10,000 $12,000 $14,000 AV / 2023E EBITDA ($1,292MM) 4.6x 6.2x 7.7x 9.3x 10.8x Source: Management Forecast as of August 2022 Notes: 1. Values rounded to nearest $25MM 2. Valuation as of June 30, 2022 3. EBITDA is burdened by operating lease expenses PROJECT ANCHOR PRELIMINARY AND CONFIDENTIAL DRAFT 22

Preliminary Standalone Valuation Summary | APR Segment Based on APR Management Forecast as of August 2022 (1) Implied Aggregate Value ($MM) (2) Discounted Cash Flow Analysis Financial Projections through 2026, LTM Terminal Multiple of 5.0x - 6.5x, $600 $775 WACC of 8.2% - 9.6% (2) Comparable Companies Analysis $250 $300 AV / 2022E EBITDA ($42MM): 6.0x - 7.0x AV / 2023E EBITDA ($123MM): 5.0x - 6.0x $625 $750 (3) Precedent Transactions Analysis $550 $725 AV / LTM EBITDA ($111MM): 5.0x - 6.5x $0 $250 $500 $750 $1,000 AV / 2023E EBITDA ($123MM) -- 2.0x 4.0x 6.1x 8.1x Source: Management Forecast as of August 2022 Notes: 1. Values rounded to nearest $25MM 2. Valuation as of June 30, 2022 3. EBITDA is burdened by operating lease expenses PROJECT ANCHOR PRELIMINARY AND CONFIDENTIAL DRAFT 23

Preliminary Anchor Valuation Summary | Consolidated Based on Seaspan and APR Management Forecast as of August 2022, Unless Noted Otherwise (1) Summary Valuation $ / Share, Unless Otherwise Noted (2) Methodology Valuation Implied Share Price ($ / Share) Total Agg. Value ($MM) Rounded to nearest $0.25 Rounded to nearest $25MM Sum-of-the-Parts Basis Low High Unaffected Price: $11.57 Offer Price: $14.45 (3) Discounted Cash Flow Analysis Seaspan Implied Agg. Value Range: $8,885MM - $12,043MM PGR / Terminal 9,475 12,825 $11.75 $23.00 APR Implied Agg. Value Range: $593MM - $780MM Multiple Method Comparable Companies Analysis Seaspan Implied Agg. Value Range: $9,046MM - $10,338MM AV / 2023E EBITDA $12.50 $17.25 9,675 11,075 APR Implied Agg. Value Range: $617MM - $741MM Precedent Transactions Analysis Seaspan Implied Agg. Value Range: $8,405MM - $9,455MM AV / LTM EBITDA $10.00 $14.25 8,950 10,175 APR Implied Agg. Value Range: $553MM - $718MM Consolidated Basis Comparable Companies Analysis Management Case - AV / 2022E EBITDA ($1,098MM): 8.0x - 9.0x AV / 2022E EBITDA 8,775 9,875 $9.25 $13.25 Street Consensus - AV / 2022E EBITDA ($1,115MM): 8.0x - 9.0x AV / 2022E EBITDA $9.75 $13.75 8,925 10,025 Management Case - AV / 2023E EBITDA ($1,416MM): 7.0x - 8.0x AV / 2023E EBITDA 9,900 11,325 $13.25 $18.00 Street Consensus - AV / 2023E EBITDA ($1,248MM): 7.0x - 8.0x AV / 2023E EBITDA 8,725 9,975 $9.25 $13.50 Precedent Transactions Analysis AV / LTM EBITDA ($1,162MM): 8.0x - 9.0x AV / LTM EBITDA 9,300 10,450 $11.00 $15.25 Reference Only (4) Sellside Analyst Price Targets (Undiscounted) $10.50 $21.00 (5) 52-Week Trading Range $10.25 $16.32 $0 $5 $10 $15 $20 $25 $30 Source: Management Forecast as of August 2022, Company Filings, Capital IQ as of August 31, 2022, Broker Reports, Bloomberg 2. Share price rounded to the nearest $0.25 with exception of 52-Week Trading Range Notes: 3. Assumes mid-year convention and June 30, 2022 valuation date; Seaspan valuation based on 15.5-year DCF; APR valuation 1. Balance sheet items as of 6/30/2022; net debt includes $5,714MM total debt (excluding operating leases), $401MM cash and based on 4.5-year DCF cash equivalents, and $803MM of preferred stock; basic share count of 282MM, 3.1MM RSU, 0.5MM PSUs, 8.0MM outstanding 4. Based on 6 brokers as of August 4, 2022 (unaffected date) options and other dilutive securities as provided by Anchor management on August 19, 2022. Assumes no dilution from 5. Based on 52-week closing price range exchangeable notes from $13.01 to $17.85 due to hedging from associated capped call; for share prices above $17.85, assumes additional dilution from exchangeable notes due to net share settlement PROJECT ANCHOR PRELIMINARY AND CONFIDENTIAL DRAFT 24

Morgan Stanley

Illustrative Seaspan Sensitivity Analysis

Based on Seaspan Management Forecast as of August 2022

	Input Impacted	Scenario: Downside	Scenario: Base Case	Scenario: Upside
Discount to MSI Rates (%)	**Existing Fleet / Growth Fleet**	(20%) / (22%)	(15%) / (22%)	(10%) / (10%) (15%) / (10%)
Utilization Rates (%)	**Contracted Utilization / Spot Utilization**	97.0% / 95.0%	98.9% / 98.9%	98.9% / 98.9%
Vessel Useful Life (Years)	**Conventional Vessels / LNG Vessels**	23 years / 25 years	25 years / 30 years	25 years / 30 years
Cost of Newbuild ($MM)	**Base Year Capex**	$117MM	$111MM	$111MM
Scrap Value ($ / LWT)	**Residual Value**	$300 / LWT	$350 / LWT	$350 / LWT


Implied Agg. Value Impact ($MM)[1]
Implied Share Price Impact ($MM)[2]
($1,046)
($3.53)
$1,361
$4.47
$2,401
$7.88
($1,118)
($3.78)
($818)
($2.75)
($306)
($1.00)
($41)
($0.10)
Downside Sensitivity
Upside Sensitivity

Source: Management Forecast as of August 2022

Notes:
1. Balance sheet items as of 6/30/2022; net debt includes $5,714MM total debt (excluding operating leases), $401MM cash and cash equivalents, and $803MM of preferred stock; basic share count of 282MM, 3.1MM RSU, 0.5MM PSUs, 8.0MM outstanding options and other dilutive securities as provided by Anchor management on August 19, 2022. Assumes no dilution from exchangeable notes from $13.01 to $17.85 due to hedging from associated capped call; for share prices above $17.85, assumes additional dilution from exchangeable notes due to net share settlement
2. APR Aggregate Value held constant at the midpoint WACC of 8.9% and midpoint exit multiple of 5.8x

PROJECT ANCHOR

PRELIMINARY AND CONFIDENTIAL DRAFT

25

Morgan Stanley

Illustrative Valuation Matrix | Consolidated Company

Based on Seaspan and APR Management Forecast as of August 2022 [1]

$MM, Unless Otherwise Noted

		Implied Premium / (Discount) to						AV / Revenue		AV / EBITDA		Prem. / (Disc.) to Implied DCF Share Price		
	Share Price	Unaffected (8.4.2022)	52-Week High [2]	30-Day VWAP [3]	60-Day VWAP [3]	Equity Value	Agg. Value	2022E	2023E	2022E	2023E	Low	Midpoint	High
	$14.35	$11.57	$16.32	$10.85	$11.80			1,632	1,978	1,098	1,416	$11.75	$16.43	$22.91
Unaffected Price	$11.57	0.0%	(29.1%)	6.6%	(2.0%)	3,311	9,427	5.8x	4.8x	8.6x	6.7x	(1.5%)	(29.6%)	(49.5%)
Current Price	$14.35	24.0%	(12.1%)	32.2%	21.6%	4,118	10,234	6.3x	5.2x	9.3x	7.2x	22.1%	(12.6%)	(37.4%)
Offer Price	$14.45	24.9%	(11.5%)	33.2%	22.4%	4,147	10,263	6.3x	5.2x	9.3x	7.2x	23.0%	(12.0%)	(36.9%)
	$15.00	29.6%	(8.1%)	38.2%	27.1%	4,308	10,425	6.4x	5.3x	9.5x	7.4x	27.7%	(8.7%)	(34.5%)
	$16.00	38.3%	(2.0%)	47.4%	35.5%	4,602	10,718	6.6x	5.4x	9.8x	7.6x	36.2%	(2.6%)	(30.2%)
	$17.00	46.9%	4.2%	56.7%	44.0%	4,895	11,012	6.7x	5.6x	10.0x	7.8x	44.7%	3.5%	(25.8%)
	$18.00	55.6%	10.3%	65.9%	52.5%	5,191	11,308	6.9x	5.7x	10.3x	8.0x	53.2%	9.6%	(21.4%)
	$19.00	64.2%	16.4%	75.1%	61.0%	5,500	11,617	7.1x	5.9x	10.6x	8.2x	61.7%	15.7%	(17.1%)
	$20.00	72.9%	22.5%	84.3%	69.4%	5,809	11,926	7.3x	6.0x	10.9x	8.4x	70.2%	21.7%	(12.7%)

Source: Management Forecast as of August 2022, Company Filings, Capital IQ as of August 31, 2022

Notes:

1. Balance sheet items as of 6/30/2022; net debt includes $5,714MM total debt (excluding operating leases), $401MM cash and cash equivalents, and $803MM of preferred stock; basic share count of 282MM, 3.1MM RSU, 0.5MM PSUs, 8.0MM outstanding options and other dilutive securities as provided by Anchor management on August 19, 2022. Assumes no dilution from exchangeable notes from $13.01 to $17.85 due to hedging from associated capped call; for share prices above $17.85, assumes additional dilution from exchangeable notes due to net share settlement
2. Based on 52-week closing price range
3. Represents premium to 30-Day and 60-Day VWAP as of unaffected date of August 4, 2022

PROJECT ANCHOR

PRELIMINARY AND CONFIDENTIAL DRAFT

26

APPENDIX A Supplemental Preliminary Valuation Materials 27

Seaspan Operational Benchmarking Vs. Peers Containership Lessors Other Lessors (1) (1)(3) Revenue Growth 2022E-2023E Cumulative Capex (as a % of 2021 Revenue) 2021-2023% % 311% 2021-2024 24% Median: 18% Median: 14% 19% 16% 16% 16% 16% 13% 13% 159% 11% 10% Median: 121% 123% 120% 116% 7% 6% 4% Median: 2% 1% Median: 11% 24% 18% 3% n.a. (2%) Seasppan NYSE:SFL NYSE:DAC NYSE:GSL NYSE:CMRE NYSE:TGH NYSE:GATX NYSE:TRTN NYSE:AER (2) Seasppan NYSE:GSL NYSE:CMRE NYSE:DAC NYSE:SFL NYSE:AER NYSE:GATX NYSE:TRTN NYSE:TGH (1) (1) EBITDA Growth EBITDA Margin 2023E % % 2021-2023 36% 96% 2021-2024 Median: 87% 90% 83% 79% 28% Median: 69% Median: 24% 73% 71% 69% 68% 67% Median: 17% 23% 22% 21% 20% 18% 15% 15% 14% 12% 12% Median: 2% 2% 1% 1% Seasppan NYSE:DAC NYSE:GSL NYSE:CMRE NYSE:SFL NYSE:TRTN NYSE:TGH NYSE:AER NYSE:GATX Seasppan NYSE:GSL NYSE:DAC NYSE:CMRE NYSE:SFL NYSE:GATX NYSE:AER NYSE:TRTN NYSE:TGH (2) Notes: 1. Estimates as of August 31, 2022; Seaspan data per management forecast as of August 16, 2022 2. AerCap growth represents 22-23 and 22-24 growth rates, respectively, due to lack of availability of pro forma EBITDA information in 2021 post acquisition of GECAS 3. 2022E-2023E cumulative capex based on Capital IQ estimates; metric calculated as cumulative capex divided by 2021 revenue; Costamare “n.a” due to limited availability of broker estimates PROJECT ANCHOR PRELIMINARY AND CONFIDENTIAL DRAFT 28

Seaspan Peer Valuation Benchmarking Containership Lessors Other Lessors (1) AV / 2022E EBITDA x Median: 9.9x 10.6x 9.9x 9.8x 8.6x 8.5x 8.2x 7.6x Median: 4.3x 4.6x 4.0x 2.3x Anchor (Consensus) Anchor (Management) NYSE:SFL NYSE:CMRE NYSE:GSL NYSE:DAC NYSE:GATX NYSE:AER NYSE:TGH NYSE:TRTN Anchor Anchor (2) (2) (Consensus) (Management) (1) AV / 2023E EBITDA x Median: 9.8x 10.0x 9.9x 9.7x 8.2x 7.9x 7.6x 6.7x 4.6x Median: 4.1x 3.7x 2.5x Anchor (Consensus) Anchor (Management) NYSE:SFL NYSE:CMRE NYSE:GSL NYSE:DAC NYSE:GATX NYSE:TGH NYSE:AER NYSE:TRTN Anchor Anchor (2) (2) (Consensus) (Management) Notes: 1. Market data as of August 31, 2022 2. As of the unaffected date of August 4, 2022, reflecting the unaffected trading day before the proposed takeover announcement. Figures represent consolidated Anchor multiples. Consensus EBITDA numbers based off Capital IQ, Management EBITDA per management forecast as of August 16, 2022 PROJECT ANCHOR PRELIMINARY AND CONFIDENTIAL DRAFT 29

APR Operational Benchmarking Vs. Peers Specialty Rental General Rental (1) (1)(2) Revenue Growth 2021-2023E 2022E-2023E Cumulative Capex (as a % of 2021 Revenue) 2021-2023% % 20% 99% 2021-2024 96% 17% 17% Median: 14% Median: 12% 14% 13% 12% 12% Median: 50% 11% 51% 49% Median: 11% 9% 9% 45% 8% 7% 36% Median: 10% 7% 5% n.a. APR NasdaqCM:WSC NasdaqGS:MGRC NYSE: HRI NYSE: URI NASDAQ: HEES LSE:AHT APR NasdaqCM:WSC NasdaqGS:MGRC NYSE: HRI LSE:AHT NYSE: URI NASDAQ: HEES (1) (1) EBITDA Growth 2021-2023E EBITDA Margin 2023E % % 2021-2023 2021-2024 25% 60% Median: 18% 20% 19% Median: 14% Median: 46% 47% 17% Median: 41% 46% 45% 16% 16% 14% 42% 41% 13% 40% Median: 12% 13% 11% Median: 11% 9% 8% 1% (5%) APR NasdaqCM:WSC NasdaqGS:MGRC NYSE: HRI LSE:AHT NASDAQ: HEES NYSE: URI APR NasdaqCM:WSC NasdaqGS:MGRC NYSE: URI LSE:AHT NYSE: HRI NASDAQ: HEES Notes: 1. Estimates as of August 31, 2022; APR Energy data per management forecast as of August 30, 2022; URI 2021 revenue figure pro forma for General Finance acquisition in May 2025 – EBITDA figured calculated by taking 2021 adjusted EBITDA and adding General Finance reported Q1 2021 EBITDA; Herc Holdings 2021 revenue figure pro forma for 2021 acquisitions – EBITDA figure does not include impact of CBS and Rapid acquisitions (completed in August and November of 2021 respectively) 2. 2022E-2023E cumulative capex based on Capital IQ estimates; metric calculated as cumulative capex divided by 2021 revenue; McGrath “n.a” due to limited availability of broker estimates PROJECT ANCHOR PRELIMINARY AND CONFIDENTIAL DRAFT 30

APR Peer Valuation Benchmarking Specialty Rental General Rental (1) AV / 2022E EBITDA x 12.7x Median: 11.0x 9.3x 8.6x 8.5x 8.0x Median: 5.2x 5.6x 4.9x 4.4x Anchor Anchor (Management) NasdaqCM:WSC NasdaqGS:MGRC LSE:AHT NYSE: URI NYSE: HRI NASDAQ: HEES Anchor Anchor (2) (2) (Consensus) (Management) (1) AV / 2023E EBITDA x 11.6x Median: 10.2x 8.9x 7.6x 6.9x 6.7x Median: 4.7x 5.2x 4.2x 4.0x Anchor Anchor (Management) NasdaqCM:WSC NasdaqGS:MGRC LSE:AHT NYSE: URI NYSE: HRI NASDAQ: HEES Anchor Anchor (2) (2) (Consensus) (Management) Notes: 1. Market data as of August 31, 2022 2. As of the unaffected date of August 4, 2022, reflecting the unaffected trading day before the proposed takeover announcement. Figures represent consolidated Anchor multiples. Consensus EBITDA numbers based off Capital IQ, Management EBITDA per management forecast as of August 30, 2022 PROJECT ANCHOR PRELIMINARY AND CONFIDENTIAL DRAFT 31

Morgan Stanley

Seaspan Comparable Companies

Market Data As Of August 31, 2022

Company Name	Share Price ($)	% of 52-Week High (%)	Equity Value ($MM)	Agg. Val. ($MM)	Agg. Val. / EBITDA 2022E	Agg. Val. / EBITDA 2023E	Agg. Val. / EBITDA 2024E	Price / Earnings 2022E	Price / Earnings 2023E	Price / Earnings 2024E
Anchor [1]	**11.57**	**(29.1%)**	**3,311**	**9,427**	**8.5x**	**7.6x**	**5.8x**	**7.3x**	**6.5x**	**5.2x**
Containership Lessors										
Costamare Inc.	11.28	(37.4%)	1,401	3,530	4.6x	4.6x	4.8x	3.0x	2.9x	2.5x
Danaos Corporation	69.25	(35.6%)	1,424	1,792	2.3x	2.5x	2.3x	2.4x	2.6x	2.4x
Global Ship Lease, Inc.	18.56	(38.2%)	710	1,613	4.0x	3.7x	3.6x	2.5x	2.2x	2.1x
SFL Corporation Ltd.	10.70	(7.7%)	1,358	3,576	8.2x	8.2x	7.1x	8.4x	9.6x	6.6x
				Containership Lessors Mean	**4.8x**	**4.7x**	**4.4x**	**4.1x**	**4.3x**	**3.4x**
				Containership Lessors Median	**4.3x**	**4.1x**	**4.2x**	**2.8x**	**2.7x**	**2.5x**
Other Lessors										
AerCap Holdings N.V.	44.05	(38.3%)	10,967	58,151	9.9x	9.7x	7.6x	6.1x	5.3x	4.1x
GATX Corporation	96.61	(24.3%)	3,457	9,268	10.6x	10.0x	na	16.2x	14.8x	na
Triton International Limited	59.59	(17.6%)	3,731	12,874	7.6x	7.9x	na	5.3x	5.6x	na
Textainer Group Holdings Limited	30.38	(27.5%)	1,443	7,265	9.8x	9.9x	na	5.0x	5.2x	na
				Other Lessors Mean	**9.5x**	**9.4x**	**7.6x**	**8.2x**	**7.7x**	**4.1x**
				Other Lessors Median	**9.9x**	**9.8x**	**7.6x**	**5.7x**	**5.5x**	**4.1x**

Source: Capital IQ

Notes:

1. Unaffected date of August 4, 2022, reflecting the unaffected trading day before the proposed takeover announcement; EBITDA and earnings projections based off Capital IQ

PROJECT ANCHOR

PRELIMINARY AND CONFIDENTIAL DRAFT

32

APR Comparable Companies Market Data As Of August 31, 2022 Agg. Val. / EBITDA Price / Earnings Share Price % of 52-Week High Equity Value Agg. Val. Company Name ($) (%) ($MM) ($MM) 2022E 2023E 2024E 2022E 2023E 2024E (1) Anchor 11.57 (29.1%) 3,311 9,427 8.5x 7.6x 5.8x 7.3x 6.5x 5.2x Specialty Rental WillScot Mobile Mini Holdings Corp. 40.14 (8.2%) 8,738 11,744 12.7x 11.6x 11.1x 29.5x 23.4x 17.8x McGrath RentCorp 84.52 (7.5%) 2,094 2,534 9.3x 8.9x 8.0x 19.5x 18.4x na Specialty Rental Mean 11.0x 10.2x 9.5x 24.5x 20.9x 17.8x Specialty Rental Median 11.0x 10.2x 9.5x 24.5x 20.9x 17.8x General Rental United Rentals, Inc. 292.04 (29.6%) 20,562 30,315 5.6x 5.2x 5.0x 9.3x 8.6x 7.7x Ashtead Group plc 49.47 (35.3%) 21,738 28,898 8.0x 6.9x 6.4x 15.2x 11.9x 10.5x H&E Equipment Services, Inc. 31.66 (37.5%) 1,160 2,130 4.4x 4.0x 3.7x 11.3x 9.4x 8.1x Herc Holdings Inc. 112.53 (44.6%) 3,458 5,926 4.9x 4.2x 3.9x 9.7x 8.0x 7.2x General Rental Mean 5.7x 5.1x 4.8x 11.4x 9.5x 8.4x General Rental Median 5.2x 4.7x 4.5x 10.5x 9.0x 7.9x Source: Capital IQ Notes: 1. Unaffected date of August 4, 2022, reflecting the unaffected trading day before the proposed takeover announcement; EBITDA and earnings projections based off Capital IQ PROJECT ANCHOR PRELIMINARY AND CONFIDENTIAL DRAFT 33

Morgan Stanley

Maritime Precedent Transactions

AV / LTM EBITDA Multiples


x
8.4x
8.4x(1)
9.2x
9.4x(2)
6.3x
Median: 8.4x
Mean: 8.3x

	10/4/2021	9/13/2021	3/8/2021	2/22/2021	1/13/2021
Target	Teekay LNG	Ocean Yield	Hoegh LNG [3]	GasLog [4]	Golar LNG Partners
Acquirer	Stonepeak	KKR	MSIP / LHC	Blackrock	New Fortress Energy
Price per Share	$17.00	$4.75 [5]	$2.76 [6][7]	$5.80 [8]	$3.55
Premium to Spot	~8%	~26%	~36%	~17%	~27%
Transaction Value	$6.2Bn (100%)	$2.3Bn (100%)	$2.1Bn (100%)	$4.4Bn (100%)	$1.9Bn (100%)
Number of Vessels	47 LNG | 30 LPG (JV)	63 (VLCCs, Tankers, Carriers, LEGs)	6 LNGCs | 6 FSRUs	33 LNGCs	6 LNGCs | 1 FLNG
% Fleet Contracted	98%	94%	67%	52%	33%
Avg. Contract Length	~10 Years	~8 Years	8+ Years	~3 Years	Not Disclosed
Charter Counterparty Credit	Investment Grade & High Yield	High Yield	Investment Grade & High Yield	Investment Grade & High Yield	Investment Grade

Source: Company Filings, Company Information, MergerMarket, Capital IQ, Refinitiv, Press Releases

Notes:
1. Enterprise value includes Hybrid Capital. LTM EBITDA adjusted for finance lease effects as of Q2 2021
2. Aggregate value includes non-controlling interest based on market value of public unitholders' ownership in GLOP as of February 19, 2021
3. Hoegh LNG includes Hoegh LNG Holding and Hoegh LNG Partners;
4. GasLog includes GasLog Ltd and GasLog Partners
5. Assumes a conversion of ~8.63 NOK per 1 USD as of September 13, 2021. Multiple reflects reported EBITDA adjusted for finance lease effects
6. Assumes a conversion of ~8.51 NOK per 1 USD as of March 8, 2021
7. Transaction for 50.40% stake in Hoegh LNG Holdings Ltd.
8. Transaction for 45% stake in GasLog Ltd.

PROJECT ANCHOR
PRELIMINARY AND CONFIDENTIAL DRAFT
34

General and Specialty Rental Precedent Transactions General Rental Precedent Transactions Specialty Rental Precedent Transactions AV / LTM Adj. EBITDA (x) AV / LTM Adj. EBITDA (x) 12.0x 12.0x 11.3x 10.4x 9.1x 9.0x 9.0x 7.8x 6.7x 6.7x 6.2x (1) 5.9x 6.0x 6.0x 5.5x 3.0x 3.0x 0.0x 0.0x NES / Neff / BlueLine / Target / APR Energy / Baker APR Energy / Mobile Aggreko / General URI URI URI Fairfax Corp / Seaspan Mini / TDR & Finance / Acquirer: Holdings URI WillScot I Squared URI Date Jan-17 Aug-17 Sep-18 Oct-15 Jul-18 Nov-19 Mar-20 Mar-21 Apr-21 Announced: Deal Value ($Bn): 1.0 1.3 2.1 0.8 0.7 0.8 2.8 3.2 1.0 Notes: Greater Relevance Transaction 1. Based on FY2020 EBITDA of $127MM due to unavailability of LTM EBITDA PROJECT ANCHOR PRELIMINARY AND CONFIDENTIAL DRAFT 35

Morgan Stanley

Seaspan DCF Valuation | Based on Management Case

15.50 Year DCF | Seaspan Perpetuity Growth Method with Illustrative PGR Range of 0.0% – 2.0%

Key Assumptions:

- Preliminary valuation date of June 30, 2022
- Seaspan management forecast as of August 16, 2022
- Illustrative WACC range of 7.0% to 7.7%
- Assume no cash taxes paid at Seaspan, per Anchor mgmt.
- Assumes terminal year capex of $1.5Bn, per Anchor mgmt.
- Terminal year D&A equal to capex
- Assumes mid-year discount convention

Discounted Cash Flow Summary – 15.50 Year Model Based on Perpetuity Growth Method

$MM, Unless Otherwise Stated

Perpetuity Growth Rate	0.0%			1.0%			2.0%		
Discount Rate	**7.0%**	**7.4%**	**7.7%**	**7.0%**	**7.4%**	**7.7%**	**7.0%**	**7.4%**	**7.7%**
PV of Cash Flows	5,370	5,183	5,002	5,370	5,183	5,002	5,370	5,183	5,002
PV of Terminal Value	4,677	4,257	3,884	5,509	4,977	4,509	6,673	5,965	5,354
Seaspan Aggregate Value	**10,047**	**9,440**	**8,885**	**10,879**	**10,159**	**9,511**	**12,043**	**11,148**	**10,356**

Seaspan Unlevered Free Cash Flow Summary

$MM

	Management Base Case																
$MM, December Year End	**Q3 - Q4 2022E**	**FY2023E**	**FY2024E**	**FY2025E**	**FY2026E**	**FY2027E**	**FY2028E**	**FY2029E**	**FY2030E**	**FY2031E**	**FY2032E**	**FY2033E**	**FY2034E**	**FY2035E**	**FY2036E**	**FY2037E**	**Terminal**
Revenue	772	1,773	2,271	2,486	2,385	2,360	2,420	2,514	2,566	2,659	2,748	2,850	2,909	2,995	3,070	3,162	3,162
% Growth	*N.A.*	*16%*	*22%*	*9%*	*(4%)*	*(1%)*	*3%*	*4%*	*2%*	*3%*	*3%*	*4%*	*2%*	*3%*	*2%*	*3%*	
EBITDA	**538**	**1,292**	**1,776**	**1,966**	**1,867**	**1,820**	**1,854**	**1,921**	**1,951**	**2,016**	**2,086**	**2,158**	**2,205**	**2,283**	**2,352**	**2,407**	**2,407**
% Margin	*70%*	*73%*	*78%*	*79%*	*78%*	*77%*	*77%*	*76%*	*76%*	*76%*	*76%*	*76%*	*76%*	*76%*	*77%*	*76%*	*76%*
(-) Depreciation & Amortization	(237)	(544)	(709)	(772)	(788)	(815)	(839)	(877)	(906)	(937)	(952)	(987)	(1,017)	(1,037)	(1,028)	(1,022)	(1,500)
(-) Tax Expense	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
% Tax Rate	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
NOPAT	**301**	**749**	**1,066**	**1,194**	**1,080**	**1,005**	**1,015**	**1,044**	**1,044**	**1,079**	**1,134**	**1,171**	**1,187**	**1,246**	**1,324**	**1,385**	**907**
% Margin	*39%*	*42%*	*47%*	*48%*	*45%*	*43%*	*42%*	*42%*	*41%*	*41%*	*41%*	*41%*	*41%*	*42%*	*43%*	*44%*	*29%*
(+) Depreciation & Amortization	237	544	709	772	788	815	839	877	906	937	952	987	1,017	1,037	1,028	1,022	1,500
(-) Capital Expenditures	(1,311)	(2,801)	(2,498)	(493)	(720)	(696)	(754)	(807)	(987)	(913)	(1,194)	(1,036)	(1,376)	(1,772)	(1,821)	(878)	(1,500)
(-/+) Increase/Decrease in NWC	0	3	9	7	3	4	4	4	3	3	3	4	2	(2)	1	8	--
(+) Residual Value	--	--	--	--	7	14	--	14	22	40	54	35	59	189	220	156	--
Unlevered FCF	**(772)**	**(1,505)**	**(713)**	**1,479**	**1,157**	**1,141**	**1,104**	**1,133**	**988**	**1,146**	**949**	**1,161**	**890**	**698**	**751**	**1,693**	**907**

Source: Management Forecast as of August 2022

PROJECT ANCHOR

PRELIMINARY AND CONFIDENTIAL DRAFT

36

Morgan Stanley

APR DCF Valuation | Based on Management Case

4.50 Year DCF | APR Terminal Exit Method with Illustrative PGR Range of 0.0% – 1.0%

Key Assumptions:

- Preliminary valuation date of June 30, 2022
- APR management forecast as of August 30, 2022
- Tax rate of 25% as per management guidance
- Illustrative WACC range of 8.2% to 9.6%
- Assumes mid-year discounting convention

Discounted Cash Flow Summary – 4.50 Year Model Based on Terminal Exit Method

$MM, Unless Otherwise Stated

LTM EBITDA Exit Multiple	5.0x			5.8x			6.5x		
Discount Rate	**8.2%**	**8.9%**	**9.6%**	**8.2%**	**8.9%**	**9.6%**	**8.2%**	**8.9%**	**9.6%**
PV of Cash Flows	116	113	110	116	113	110	116	113	110
PV of Terminal Value	511	497	484	588	572	556	665	647	629
APR Aggregate Value	**627**	**610**	**593**	**704**	**684**	**666**	**780**	**759**	**738**

APR Unlevered Free Cash Flow Summary

$MM

	Management Base Case					
$MM, December Year End	**Q3 - Q4 2022E**	**FY2023E**	**FY2024E**	**FY2025E**	**FY2026E**	**Terminal**
Revenue	54	205	225	232	232	232
% Growth	*N.A.*	*90%*	*9%*	*3%*	*--*	
EBITDA	**21**	**123**	**141**	**146**	**146**	**146**
% Margin	*39%*	*60%*	*62%*	*63%*	*63%*	*63%*
(-) Depreciation & Amortization	(21)	(54)	(61)	(60)	(61)	
(-) Tax Expense	(0)	(17)	(20)	(21)	(21)	
% Tax Rate	*25%*	*25%*	*25%*	*25%*	*25%*	
NOPAT	**0**	**52**	**60**	**64**	**64**	
% Margin	*0%*	*25%*	*26%*	*28%*	*27%*	
(+) Depreciation & Amortization	21	54	61	60	61	
(-) Capital Expenditures	(11)	(157)	(112)	(29)	(29)	
(-/+) Increase/Decrease in NWC	--	--	--	--	--	
Unlevered FCF	**10**	**(51)**	**9**	**96**	**96**	

Source: Management Forecast as of August 2022

PROJECT ANCHOR
PRELIMINARY AND CONFIDENTIAL DRAFT
37

Morgan Stanley

Seaspan Weighted Average Cost of Capital

Peer Levered Beta Calculation

Peer Avg. Unlevered Beta	0.449
Anchor % Debt to Equity	172.6%
Effective Tax Rate	--
Peer Levered Beta	**1.223**

Seaspan Weighted Average Cost of Capital

		WACC Calculation		
Assumption	Notes	Base	Low	High
Market Risk Premium (MRP)	Morgan Stanley Estimated Market Risk Premium	6.0%	6.0%	6.0%
Risk Free Rate (Rf)	Spot Rate on 10-Year U.S. Treasury as of 08/31/2022	3.2%	3.2%	3.2%
Predicted Beta	Seaspan Peer Levered Beta as of 08/31/2022	1.22	1.22	1.22
Sensitivity Adjustment	+/- 1.0% from Base		(1.0%)	1.0%
Cost of Equity (KE)	**Calculated Using the Capital Asset Pricing Model**	**10.5%**	**9.5%**	**11.5%**
Cost of Preferred (KP)	**Current Reported Weighted Average Cost of Preferred**	**7.6%**	**7.6%**	**7.6%**
Pre-tax Cost of Debt (KD)	Based on Indicative Cost of Debt	5.5%	5.5%	5.5%
Tax Rate (t)	Per Anchor Management	--	--	--
Post-tax Cost of Debt (KD)		**5.5%**	**5.5%**	**5.5%**
Debt / Total Capitalization	Seaspan Capital Structure	58.1%	58.1%	58.1%
Preferred / Total Capitalization	Seaspan Capital Structure	8.2%	8.2%	8.2%
Common Equity / Total Capitalization	Seaspan Capital Structure [1]	33.7%	33.7%	33.7%
WACC	**KE * E/(D+P+E) + KP * P/(D+P+E) + KD * (1-t) * D/(D+P+E)**	**7.4%**	**7.0%**	**7.7%**

Source: Management Forecast as of August 2022, Company Filings, Capital IQ as of August 31, 2022
Notes:
1. Based on unaffected Anchor share price as of August 4, 2022

PROJECT ANCHOR
PRELIMINARY AND CONFIDENTIAL DRAFT
38

Morgan Stanley

APR Weighted Average Cost of Capital

Peer Levered Beta Calculation

Peer Avg. Unlevered Beta	0.877
Peer Avg. % Debt to Equity	52.8%
Effective Tax Rate	25.0%
Peer Levered Beta	**1.225**

APR Weighted Average Cost of Capital

		WACC Calculation		
Assumption	**Notes**	**Base**	**Low**	**High**
Market Risk Premium (MRP)	Morgan Stanley Estimated Market Risk Premium	6.0%	6.0%	6.0%
Risk Free Rate (Rf)	Spot Rate on 10-Year U.S. Treasury as of 08/31/2022	3.2%	3.2%	3.2%
Predicted Beta	APR Peer Levered Beta 08/31/2022	1.22	1.22	1.22
Size Premium Adjustment	Size Premia - Duff & Phelps	0.7%	0.7%	0.7%
Sensitivity Adjustment	+/- 1.0% from Base		(1.0%)	1.0%
Cost of Equity (KE)	**Calculated Using the Capital Asset Pricing Model**	**11.2%**	**10.2%**	**12.2%**
Pre-tax Cost of Debt (KD)	Based on Indicative Cost of Debt	5.5%	5.5%	5.5%
Tax Rate (t)	Per Anchor Management	25.0%	25.0%	25.0%
Post-tax Cost of Debt (KD)		**4.1%**	**4.1%**	**4.1%**
Debt / Total Capitalization	Average of Peers	32.4%	32.4%	32.4%
Common Equity / Total Capitalization	Average of Peers	67.6%	67.6%	67.6%
WACC	**KE * E/(D+P+E) + KD * (1-t) * D/(D+P+E)**	**8.9%**	**8.2%**	**9.6%**

Source: Management Forecast as of August 2022, Company Filings, Capital IQ as of August 31, 2022

PROJECT ANCHOR

PRELIMINARY AND CONFIDENTIAL DRAFT

39

APPENDIX B Additional Supplemental Materials 40

Anchor Share Price Average Daily Trading Volume (ADTV) In 2022 Volume Has Gradually Ticked Down Amidst Share Price Weakness, Consistent With Equity Markets Broadly • Trading volumes have Share Price ($) Volume Traded (shares in mm) decreased in every consecutively analyzed 20 2.0 period year-to-date, indicative of lighter investor positioning over time 15 1.5 • Decline in trading volumes is most pronounced over 11.57 the last 10 and 30 trading 10 1.0 days, with an ADTV below 375K in each 0.67 0.61 – 2022 YTD has seen an 0.50 ADTV of roughly 670K 5 0.5 0.37 0.30 - - 1/3/2022 2/3/2022 3/3/2022 4/3/2022 5/3/2022 6/3/2022 7/3/2022 8/3/2022 Volume ATCO Price ATCO Has Largely Seen Between 250K and 750K Shares Traded Daily in 2022 Daily ADTV; No. of Observations: 148 ~85% Period ADTV 37.8% 33.1% YTD 669,321 40.0% 30.0% L90D 611,430 14.2% 20.0% 6.8% 2.7% 2.7% 10.0% 1.4% 1.4% L60D 504,127 0.0% L30D 373,502 Under 250 - 500K - 750K - 1mm - 1.25mm - 1.5mm - Over 250K 500K 750K 1mm 1.25mm 1.5mm 1.75mm 1.75mm L10D 300,426 Source: Capital IQ; as of August 4, 2022 PROJECT ANCHOR PRELIMINARY AND CONFIDENTIAL DRAFT 41

Overview of Anchor’s Shareholder Base As of 2Q’22 Filings (1) (1) Top Active Buyers (Last 1Q) Top Active Institutional Holders of Anchor AUM % Pos. Δ % of AUM Position in Shares (000s) Investor TSO ($Bn) City Style 2nd Qtr '22 1st Qtr '22 4th Qtr '21 3rd Qtr '21 Investor ($Bn) Style TSO (Shares) Hamblin Watsa Investment Counsel Ltd. 44.5 4 Toronto GARP 125,081 100,038 99,989 99,981 Hamblin Watsa Investment Counsel Ltd. 4 GARP 44.5 25,043,459 Washington (Dennis R) 17.0 Other 47,951 47,951 47,951 47,951 Capital Research Global Investors 992 Growth 4.1 918,521 Copper Lion, Inc. 5.0 0 Evansville Other 14,007 14,007 14,007 14,007 Tschetter Group 1 Other 0.7 731,493 Capital Research Global Investors 4.1 992 Los Angeles Growth 11,528 10,610 8,343 8,122 Nuveen LLC / TIAA-CREF 412 GARP 0.3 617,182 Sokol (David L) 1.1 Other 3,000 3,000 2,425 2,425 Tschetter Group 0.7 1 Bellevue Other 2,040 1,308 999 580 Mackenzie Financial Corporation 91 Growth 0.1 255,631 BMO Capital Markets (US) 0.7 58 New York Other 1,954 1,976 1,975 1,935 BMO Nesbitt Burns Inc. 13 Growth 0.2 236,800 Arrowstreet Capital, Limited Partnership 0.7 75 Boston Hedge Fund 1,890 1,876 2,351 2,382 Morgan Stanley & Co. LLC 112 Other 0.5 235,005 BlackRock Institutional Trust Company, N.A. 0.6 2,939 San Francisco Value 1,573 1,630 1,879 1,779 HOOPP Investment Management 22 GARP 0.1 230,900 Morgan Stanley & Co. LLC 0.5 112 New York Other 1,421 1,186 1,128 1,005 SKBA Capital Management, LLC 1 Value 0.4 149,600 Morgan Stanley Smith Barney LLC 0.5 374 Seattle Growth 1,403 1,962 1,954 2,022 Punch & Associates Investment Management, Inc. 0.4 1 Edina Value 1,122 1,114 1,129 1,117 Credit Suisse Securities (USA) LLC 5 Other 0.3 95,017 SKBA Capital Management, LLC 0.4 1 San Francisco Value 1,059 910 926 887 Total 51.1 28,513,608 Equitable Holdings, Inc. 0.3 5 New York Other 871 792 733 696 Nuveen LLC / TIAA-CREF 0.3 412 New York GARP 723 106 326 363 Credit Suisse Securities (USA) LLC 0.3 5 New York Other 710 615 637 594 (1) Top Active Sellers (Last 1Q) Watsa (Prem V) 0.2 Other 678 678 678 678 AUM % Pos. Δ BMO Nesbitt Burns Inc. 0.2 13 Toronto Growth 662 425 0 0 Investor ($Bn) Style TSO (Shares) Norges Bank Investment Management (NBIM) 0.2 1,001 Oslo Value 638 638 638 820 Kempen Capital Management N.V. 7 Growth 0.0 (566,958) State Street Global Advisors (US) 0.2 1,751 Boston Value 630 637 645 619 Morgan Stanley Smith Barney LLC 374 Growth 0.5 (558,770) Schwerin Boyle Capital Management, Inc. 0.2 1 Springfield GARP 584 584 537 527 Millennium Management LLC 76 Hedge Fund 0.1 (472,215) Envestnet Asset Management, Inc. 0.2 179 Chicago Growth 453 385 374 326 BofA Global Research (US) 449 Other 0.0 (275,033) Group One Trading, L.P. 0.2 5 Chicago Other 435 481 150 96 Susquehanna International Group, LLP 46 Other 0.0 (213,247) D.A. Davidson & Co. 0.2 8 Lake Oswego Other 427 429 421 418 Citadel Advisors LLC 0.1 68 Chicago Hedge Fund 400 393 254 219 Tudor Investment Corporation 3 Hedge Fund 0.0 (189,749) RBC Dominion Securities, Inc. 0.1 71 Toronto Other 391 423 662 596 BlackRock Advisors (UK) Limited 267 Value 0.0 (157,587) Old West Investment Management, LLC 0.1 0 Los Angeles Growth 386 389 366 187 GSA Capital Partners LLP 1 Hedge Fund 0.0 (154,678) Raymond James & Associates, Inc. 0.1 102 St. Petersburg Other 364 378 409 408 People's United Bank 3 GARP 0.0 (122,031) RBC Wealth Management, International 0.1 44 New York Growth 356 332 332 332 Jane Street Capital, L.L.C. 49 Other 0.0 (108,526) The Vanguard Group, Inc. 0.1 5,207 Malvern Value 340 298 315 319 Total 79.3 223,082 195,553 192,532 191,392 Total 0.7 (2,818,794) Source: Thomson Eikon Member of Investor Consortium Note: 1. As of 2Q 2022 filings PROJECT ANCHOR PRELIMINARY AND CONFIDENTIAL DRAFT 42

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